                                                                   EXHIBIT 10.3


                          NORTHERN NATURAL GAS COMPANY







                             SUBSCRIPTION AGREEMENT







                                NOVEMBER 9, 2001

                                TABLE OF CONTENTS



                                                                                                PAGE
                                                                                                ----
ARTICLE I           DEFINITIONS....................................................................1

         1.1        Definitions; Interpretation....................................................1

ARTICLE II          ISSUANCE AND SALE OF THE SECURITIES............................................5

         2.1        Authorization of the Securities................................................5
         2.2        Issuance, Sale and Delivery of the Securities..................................5

ARTICLE III         CLOSING........................................................................6

         3.1        Closing........................................................................6
         3.2        Payment for and Delivery of Securities.........................................6

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................6

         4.1        Existence; Qualification; Subsidiaries.........................................6
         4.2        Authorization and Enforceability; Issuance of Preferred Shares.................6
         4.3        Capitalization.................................................................7
         4.4        Private Sale; Voting Agreements................................................7
         4.5        Financial Statements; Disclosure...............................................7
         4.6        Litigation.....................................................................8
         4.7        Third-Party Approvals..........................................................8
         4.8        No Undisclosed Liabilities.....................................................8
         4.9        Agreements.....................................................................8
         4.10       Environmental Matters..........................................................8
         4.11       Transactions With Affiliates...................................................9
         4.12       Taxes..........................................................................9
         4.13       Certain Fees..................................................................10

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF ENRON.......................................10

         5.1        Existence; Qualification; Subsidiaries........................................10
         5.2        Authorization and Enforceability; Issuance of Enron Common Stock..............11

ARTICLE VI          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............................11

         6.1        Existence.....................................................................11
         6.2        Authorization and Enforceability..............................................11
         6.3        Governmental Approvals........................................................11
         6.4        Third-Party Approvals.........................................................12
         6.5        Investment Intent of Purchaser................................................12

         6.6        Status of Preferred Shares....................................................12
         6.7        Certain Fees..................................................................12
         6.8        Sophistication and Financial Condition of Purchaser; Information..............12

ARTICLE VII         CONDITIONS PRECEDENT..........................................................13

         7.1        Conditions Precedent for the Purchaser........................................13
         7.2        Closing Deliveries to the Company.............................................14
         7.3        Conditions Precedent for the Company..........................................14

ARTICLE VIII        COVENANTS OF THE COMPANY AND ENRON............................................15

         8.1        Affirmative Covenants.........................................................15
         8.2        Negative Covenants............................................................16
         8.3        Information Rights............................................................17
         8.4        Sale of Preferred Shares of the Company.......................................18
         8.5        Use of Proceeds...............................................................18

ARTICLE IX          SURVIVAL......................................................................19

         9.1        Survival......................................................................19

ARTICLE X           INDEMNIFICATION...............................................................19

         10.1       Indemnification by the Company................................................19
         10.2       Indemnification by the Purchaser..............................................19
         10.3       Indemnification Procedure.....................................................20

ARTICLE XI          GENERAL PROVISIONS............................................................21

         11.1       Successors and Assigns........................................................21
         11.2       Entire Agreement..............................................................21
         11.3       Notices.......................................................................21
         11.4       Termination...................................................................22
         11.5       Effect of Termination.........................................................22
         11.6       Expenses......................................................................22
         11.7       Confidentiality and Public Announcements......................................22
         11.8       Amendment and Waiver..........................................................23
         11.9       Counterparts..................................................................23
         11.10      Headings......................................................................23
         11.11      Specific Performance..........................................................23
         11.12      Remedies Cumulative...........................................................23
         11.13      Governing Law.................................................................23
         11.14      No Third Party Beneficiaries..................................................23
         11.15      Severability..................................................................24

Schedule 4.1   Equity Interests
Schedule 4.3   Capitalization
Schedule 4.8   Undisclosed Liabilities
Schedule 8.2   Sales of Assets


Exhibit A      Certificate of Designations
Exhibit B      Financial Statements
Exhibit C      Registration Rights Agreement
Exhibit D      Forms of Promissory Notes

                             SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of November 9, 2001, by and among Enron Corp., an Oregon corporation ("Enron"), Northern Natural Gas Company, a Delaware corporation (the "Company") and Dynegy Inc., an Illinois corporation (the "Purchaser").

                  WHEREAS, the Company has authorized the sale and issuance of an aggregate of 1,000 shares of the Preferred Stock; and

                  WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue to the Purchaser, upon the terms and conditions set forth herein, shares of Preferred Stock.

                  NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  1.1 DEFINITIONS; INTERPRETATION.

                  For purposes of this Agreement, the following terms have the indicated meanings:

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, that none of Purchaser and its Affiliates shall be deemed to be an Affiliate of the Company. For purposes of this definition of Affiliate, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it or any of its Affiliates owns, directly or indirectly, a majority of the ownership interests.

                  "Board of Directors" means the Company's board of directors.

                  "Capital Expenditures" has the meaning ascribed such term under GAAP.

                  "Cash Management Program" has the meaning set forth in Section 4.11.

                  "Certificate of Designations" means the Certificate of Designations of the Company containing the rights and preferences of the Preferred Stock adopted by the Board of Directors and attached hereto as Exhibit A.

                  "Closing" has the meaning set forth in Section 3.1.

                  "Closing Date" has the meaning set forth in Section 3.1.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the common stock of the Company, $.01 par value per share, and any securities into which such Common Stock is hereafter converted or exchanged.

                  "Company" has the meaning set forth in the recitals hereof.

                  "Contingent Obligation" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other similar obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the Ordinary Course of Business) co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation, or portion thereof, so guaranteed or otherwise supported.

                  "Current Balance Sheet" means the consolidated balance sheet of the Company dated as of September 30, 2001.

                  "Debt" shall mean, with respect to any Person, the aggregate amount of, without duplication, (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments;
(iii) all obligations to pay the deferred purchase price of property or services; (iv) all capitalized lease obligations; (v) all obligations or liabilities of others secured by a lien on any asset owned by such person whether or not such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the book value of such asset; (vi) all Contingent Obligations of such Person; and (vii) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on a balance sheet, other than trade payables and liabilities pursuant to the Tax Allocation Agreement.

                  "Environmental Laws" has the meaning set forth in Section 4.10(a).

                  "Exchange Agreement" means the Exchange Agreement dated the date hereof by and between Purchaser and Enron.

                  "Financial Statements" means the audited consolidated financial statements of the Company for the two most recent fiscal years and the unaudited consolidated balance sheet dated September 30, 2001, all of which are attached as Exhibit B hereto.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

                  "Enron Common Stock" means the common stock, no par value, of Enron.

                  "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

                  "Hart-Scott-Rodino" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Hazardous Materials" has the meaning set forth in Section 4.10(b).

                  "Intercompany Note Receivable" has the meaning set forth in
Section 8.2(a).

                  "Investment" as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person and (b) any capital contribution by such Person to any other Person.

                  "Liability" means any liability or obligation (whether absolute or contingent, liquidated or unliquidated or due or to become due).

                  "Lien" means any lien, mortgage, pledge, security interest, restriction, charge or other encumbrance.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company.

                  "Material Adverse Effect" means any material adverse effect on
(a) the business, condition (financial or otherwise) or results of operations of the Company or (b) the transactions contemplated hereby or by the Related Documents.

                  "Merger Agreement" means the Merger Agreement dated as of November 9, 2001, by and among Dynegy Inc., Stanford, Inc., Badin, Inc. and Sorin, Inc. and Enron.

                  "Option Agreement" means the Option Agreement dated the date hereof among CGNN Holding Company, Inc., MCTJ Holding Co. LLC, Enron, Dynegy Holdings Inc. and Dynegy Inc.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

                  "Permitted Liens" means (a) liens for taxes not yet due and taxes for which adequate provision is made in the Current Balance Sheet, (b) purchase money security interests in supplies and equipment, (c) statutory landlord liens and precautionary liens filed by lessors with respect to leased equipment, (d) encumbrances which are not substantial in amount, do not materially detract from the value of the property subject thereto and do not materially impair the use of the property subject thereto or the operation of the Company's business, and (e) liens imposed by law arising in the Ordinary Course of Business such as materialmen's, mechanics', warehousemen's and other similar liens.

                  "Permitted Refinancing Debt" shall mean any Debt of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of its Subsidiaries (other than intercompany Debt); provided that:

                  (1) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of, plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Debt so extended, refinanced, renewed, replaced, defeased or refunded); and

                  (2) such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

                  "Preferred Shares" has the meaning set forth in Section 2.1.

                  "Preferred Stock" means the Company's Series A Preferred Stock, par value $1.00 per share, having the rights and preferences set forth in the Certificate of Designations.

                  "Purchase Option Agreement" means the Purchase Option Agreement dated the date hereof among CGNN Holding Company, Inc., MCTJ Holding Co. LLC, Enron, Dynegy Holdings Inc. and Dynegy Inc.

                  "Purchase Price" has the meaning set forth in Section 3.2.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof, by and between Enron and the Purchaser, in the form of Exhibit C attached hereto.

                  "Related Documents" means the Certificate of Designations, the Purchase Option Agreement, the Option Agreement, the Exchange Agreement, the Registration Rights Agreement and certificates to be executed or adopted in connection herewith and therewith.

                  "Required Initial Filing" means the initial filing by Enron with either the Federal Trade Commission or the Department of Justice under the Hart-Scott-Rodino Act in connection with the Option Agreement.

                  "Returns" has the meaning set forth in Section 4.12.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary," when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or
(b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person. For purposes hereof, a Person shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person, directly or indirectly, is allocated a majority of partnership, limited liability company, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

                  "Tax Allocation Agreement" means the tax allocation agreement between Enron and the Company.

                  "Weighted Average Life to Maturity" shall mean, when applied to any Debt at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2)      the then outstanding principal amount of such Debt.

                                   ARTICLE II
                       ISSUANCE AND SALE OF THE SECURITIES

                  2.1 AUTHORIZATION OF THE SECURITIES. The Company has authorized the issuance and sale to the Purchaser of an aggregate of 1,000 shares of the Preferred Stock (the "Preferred Shares").

                  2.2 ISSUANCE, SALE AND DELIVERY OF THE SECURITIES. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Preferred Shares.

                                  ARTICLE III
                                     CLOSING

                  3.1 CLOSING. Subject to the terms and conditions contained herein, the closing of the transactions contemplated hereby (the "Closing") shall take place three business days after the date that the Company has made the Required Initial Filing, at the offices of Baker Botts L.L.P., Houston, Texas or at such other time, place and/or date as shall be agreed upon by the parties hereto. The date upon which the Closing occurs is referred to herein as the "Closing Date".

                  3.2 PAYMENT FOR AND DELIVERY OF SECURITIES. At the Closing, the Company shall issue and deliver to the Purchaser certificates representing the Preferred Shares to be issued on the Closing Date, duly registered in the name of such Purchaser and bearing appropriate legends. Payment for such Preferred Shares shall be made by the Purchaser by wire transfer of immediately available funds to an account designated by the Company in writing in the amount of $1,500,000,000 (the aggregate amount to be delivered by the Purchaser to the Company, the "Purchase Price").

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

                  4.1 EXISTENCE; QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned and operated. The copies of the Certificate of Incorporation and By-Laws of the Company and all amendments thereto (i) have been previously delivered to the Purchaser and (ii) are true, correct and complete copies of such documents. The Company is licensed or qualified as a foreign corporation and is in good standing in all jurisdictions where it is required to be so licensed or qualified, to the extent such concepts are recognized in such jurisdictions. The Company has no Subsidiaries and, except for equity interests set forth on
Schedule 4.1 that are not individually or in the aggregate material to the Company, owns no capital stock or other securities of, and has no other Investment in, any other Person.

                  4.2 AUTHORIZATION AND ENFORCEABILITY; ISSUANCE OF PREFERRED SHARES.

                      (a) The Company has the full power and authority and has taken all required corporate and other action necessary to permit the Company to execute and deliver this Agreement and the Related Documents, to adopt the Certificate of Designations, and to carry out the terms hereof and thereof and to issue and deliver the Preferred Shares, and none of such actions will (i) violate any provision of the Company's Certificate of Incorporation or By-Laws or any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Common Stock is listed, or (ii) result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any agreement, instrument or understanding to which the Company is a party or by which it is bound, which, in either case, is reasonably likely to have, individually or in the aggregate, a Material Adverse

Effect. This Agreement and each of the Related Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                      (b) The Preferred Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding and will be fully paid and nonassessable.

                      (c) The issuance and delivery of the Preferred Shares is not subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person which has not been waived.

                  4.3 CAPITALIZATION. As of the Closing Date after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company shall be as set forth on Schedule 4.3 attached hereto. At the time of the Closing, (i) all of the outstanding capital stock of the Company will be validly issued, fully paid and nonassessable and will have been issued in compliance with all applicable securities laws (including the provisions of the Securities Act and the rules and regulations promulgated thereunder) and (ii) no outstanding capital stock or other equity securities of the Company will rank pari passu or senior in right of payment of dividends or redemption to the Preferred Stock. Except as set forth on Schedule 4.3, as of the Closing Date, the Company has not granted or issued any options, convertible securities, warrants, phantom stock, stock appreciation rights, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), Liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company other than as contemplated in the Related Documents.

                  4.4 PRIVATE SALE; VOTING AGREEMENTS. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock. When issued and delivered in accordance with this Agreement, the offer, sale and issuance of the Preferred Shares hereunder does not require registration under the Securities Act or any state securities laws.

                  4.5 FINANCIAL STATEMENTS; DISCLOSURE. The Financial Statements (including the related notes and schedules) fairly present in all material respects the financial position of the Company as of their dates, and each of the statements of operations, cash flows and changes in shareholders' equity included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments which will not be material), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the Current Balance Sheet, including all notes thereto, as of the date of such balance sheet, the Company does not have any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than Liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. All reserves or adjustments required by generally accepted accounting principles to be reflected in the carrying value of the assets included in such balance sheet have been taken other than reserves or adjustments which do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  4.6 LITIGATION. As of the date hereof, no claims, suits, proceedings or investigations are pending or, to the Company's knowledge, threatened against the Company or any officer or director thereof which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  4.7 THIRD-PARTY APPROVALS. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement and except for filings under the Hart-Scott-Rodino Act, the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated hereby or thereby to occur on the Closing Date.

                  4.8 NO UNDISCLOSED LIABILITIES. The Company has no Liabilities except (i) as disclosed on Schedule 4.8 or in the Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business, and (iii) such other Liabilities that will not result, individually or in the aggregate, in a Material Adverse Effect.

                  4.9 AGREEMENTS. No event has occurred which, with notice or lapse of time, would constitute a default with respect to the Company, under any material agreement, arrangement or understanding to which the Company is a party, and, to the knowledge of the Company, no other Person is in default under any such agreement.

                  4.10 ENVIRONMENTAL MATTERS.

                       (a) The Company has been and is in compliance with all applicable orders of any court, governmental authority or arbitration board or tribunal and any applicable law, ordinance, rule, regulation or other legal requirement (including common law) related to human health and the environment ("Environmental Laws") except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of its businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                       (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (i) no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company that allege the violation of or seek to impose liability pursuant to any Environmental Law, and (ii) there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of the Company, former) businesses, assets or properties of the Company, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic or otherwise harmful to human health or the environment under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which facts, conditions or circumstances violate Environmental Law or are reasonably likely to give rise to (x) costs, expenses, Liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (y) claims arising for personal injury, property damage or damage to natural resources, or (z) fines, penalties or injunctive relief.

                       (c) The Company has not (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Material Adverse Effect.

                  4.11 TRANSACTIONS WITH AFFILIATES. The Company is not party to any agreement, arrangement or transaction with any officer, director or Affiliate of the Company, other than (i) corporate services and similar arrangements or transactions pursuant to which the Company obtains goods and services used in its Ordinary Course of Business for which the Company is charged expense allocations by Enron or its Affiliates consistent with past practices, (ii) transactions occurring pursuant to the Company's participation in the existing zero-balance cash management program of Enron (the "Cash Management Program"), (iii) the Tax Allocation Agreement, (iv) operational agreements between the Company and one or more of the Affiliates of Enron, such as interconnect agreements, transportation agreements and other agreements, related to the Company's facilities and services, and (v) arrangements relating to the employment and compensation of employees and expense reimbursal and advances for business purposes in the Ordinary Course of Business.

                  4.12 TAXES.

                       (a) All tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to the Company (including any Return required to be filed by an affiliated, consolidated, combined, unitary or similar group for a taxable year in which the Company was included in such group) on or prior to the date hereof have been properly filed on a timely basis with the appropriate governmental authorities, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and all taxes due with such Returns have been duly paid, or deposited in full on a timely basis or adequately reserved for in accordance with GAAP, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Representations made in this Section 4.12 are made to the knowledge of the Company to the extent that the representations relate to a corporation which was, but is not currently, a part of the Company's affiliated, consolidated, combined, unitary or similar group.

                       (b) Except to the extent not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of the Company as to which any taxing authority has asserted in writing any claim; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which the Company may be liable with respect to income and other material taxes which have not been fully paid or finally settled; (iii) the Company has no liability for taxes under Treas. Reg. ss. 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of corporations of which Enron is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law; and (iv) the Company is not a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except for the Tax Allocation Agreement.

                       (c) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

                  4.13 CERTAIN FEES. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement, except that Enron has retained J. P. Morgan Securities Inc. and Salomon Smith Barney Inc. as its financial advisors. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement and which were incurred by the Company. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents and partners, and their respective affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect to any such claimed or existing fees.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF ENRON

                  Enron hereby represents and warrants to the Purchaser as follows:

                  5.1 EXISTENCE; QUALIFICATION; SUBSIDIARIES. Enron is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned and operated. The copies of the Certificate of Incorporation and By-Laws of the Company and all amendments thereto (i) have been previously delivered to the

Purchaser and (ii) are true, correct and complete copies of such documents. The Company is licensed or qualified as a foreign corporation and is in good standing in all jurisdictions where it is required to be so licensed or qualified, to the extent such concepts are recognized in such jurisdictions. The Company is an indirect subsidiary of Enron.

                  5.2 AUTHORIZATION AND ENFORCEABILITY; ISSUANCE OF ENRON COMMON STOCK. Enron has the full power and authority and has taken all required corporate and other action necessary to permit Enron to execute and deliver this Agreement and the Registration Rights Agreement and to carry out the terms hereof and thereof, and none of such actions will violate any provision of Enron's Articles of Incorporation or By-Laws or any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Enron Common Stock is listed, or result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any agreement, instrument or understanding to which Enron is a party or by which it is bound. This Agreement and the Registration Rights Agreement each constitute a legal, valid and binding obligation of Enron, enforceable against Enron in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

                  6.1 EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to conduct its business and own and operate its properties as now conducted, owned and operated.

                  6.2 AUTHORIZATION AND ENFORCEABILITY. The Purchaser has the full power and authority and has taken all action necessary to permit the Purchaser to execute and deliver this Agreement and the Related Documents and to carry out the terms hereof and thereof, and none of such actions will violate any provision of the Purchaser's Certificate of Incorporation or any applicable law, regulation, order, judgment or decree or rule, or result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any agreement, instrument or understanding to which the Purchaser is a party or by which it is bound. This Agreement and each of the Related Documents constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                  6.3 GOVERNMENTAL APPROVALS. The Purchaser is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby, except for such order, consent, approval, authorization, declaration or filing as which has been or will be obtained or made.

                  6.4 THIRD-PARTY APPROVALS. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, the Purchaser is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated hereby or thereby to occur on the Closing Date.

                  6.5 INVESTMENT INTENT OF PURCHASER. The Purchaser is acquiring the Preferred Shares for its own account for investment and not with a view to distribution. The Purchaser is acquiring the Preferred Shares with no past, present or future intention of violating the Securities Act in any material respect.

                  6.6 STATUS OF PREFERRED SHARES. The Purchaser has been informed by the Company that the Preferred Shares have not been and will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. The Purchaser acknowledges that any certificate representing the Preferred Shares will bear a customary legend regarding restrictions on the transferability of such Preferred Shares.

                  6.7 CERTAIN FEES. No fees or commissions will be payable by the Purchaser to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement, except that Purchaser has retained Lehman Brothers Inc. as its financial advisor. Except as otherwise set forth in this Agreement, the Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement and which were incurred by the Purchaser. Except as otherwise set forth in this Agreement, the Purchaser shall indemnify and hold harmless the Company, its employees, officers, directors, agents and partners, and their respective affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect to any such claimed or existing fees.

                  6.8 SOPHISTICATION AND FINANCIAL CONDITION OF PURCHASER; INFORMATION. The Purchaser represents and warrants to the Company that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Preferred Shares. The Purchaser is able to bear the economic risk of this investment regarding the Company, is able to hold the Preferred Shares indefinitely and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur. The Purchaser (a) has been furnished with such information about the Company and the Preferred Shares as it has requested, (b) has made its own independent inquiry and investigation into, and based thereon, has formed an independent judgment concerning the Company and the Preferred Shares, (c) is an "accredited" investor within the meaning of "accredited investor" under

Regulation D of the Securities Act, as currently in effect, and (d) is not acquiring the Preferred Shares with a view to distribution.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

                   7.1 CONDITIONS PRECEDENT FOR THE PURCHASER. The obligation of the Purchaser to purchase the Preferred Shares and close the transactions contemplated hereby on the Closing Date is subject to the following conditions.

                       (a) Representations, Warranties and Covenants of the Company. The representations and warranties of the Company and Enron contained herein and in any writing delivered pursuant hereto shall be true and correct when made and as of the time of the Required Initial Filing. All acts or covenants required hereunder to be performed by each of the Company and Enron prior to the Required Initial Filing shall have been fully performed by it.

                       (b) Litigation. No action, suit, investigation or proceeding shall be pending or threatened as of the date of the Required Initial Filing before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby.

                       (c) No Material Adverse Change. No Material Adverse Change shall have occurred between September 30, 2001 and the date of the Required Initial Filing.

                       (d) Hart-Scott-Rodino. The Company shall have made the Required Initial Filing.

                       (e) No Termination of Merger Agreement. The Merger Agreement shall not have been terminated and shall not be terminable as of the Closing Date by any party thereto.

                       (f) Cancellation of Intercompany Debt of the Company. There shall have been cancelled and forgiven the net amount of any Debt of the Company owing to Enron and its Affiliates.

                       (g) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                       (h) Closing Deliveries. The following documents and items shall be delivered to the Purchaser at or prior to the date of the Required Initial Filing:

                           (i) Evidence reasonably acceptable to the Purchaser
of (A) the adoption by, and due filing with the appropriate Governmental Agencies by, the Company of the Certificate of Designations and (B) the vote of the Board of Directors and shareholders of the Company, as applicable, approving this Agreement and the Related Documents (including the Certificate of Designations) and the consummation of the transactions contemplated hereby and thereby;

                           (ii) Fully executed and delivered counterparts of the
Registration Rights Agreement and the Exchange Agreement; and

                           (iii) Certificate of a duly authorized officer of
Enron dated as of the date of the Required Initial Filing:

                                 (A) stating that the conditions set forth in
Sections 7.1(a), (b), (c), (e) and (f) have been satisfied as of the date of the Required Initial Filing; and

                                 (B) setting forth the resolutions of the Board
of Directors authorizing the execution and delivery of this Agreement and the Related Documents (including the Certificate of Designations), and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended.

                   7.2 CLOSING DELIVERIES TO THE COMPANY. The Purchaser will deliver to the Company the Purchase Price for the Preferred Shares to be acquired on the Closing Date by payment by wire transfer of immediately available funds to an account designated in writing by the Company. In addition, the following documents and items shall be delivered to the Company at or prior to the Required Initial Filing:

                       (a) Evidence reasonably acceptable to the Company of the authorization by the Purchaser of this Agreement and the Related Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby;

                       (b) Fully executed and delivered counterparts of the Registration Rights Agreement and the Exchange Agreement; and

                       (c) Certificate of a duly authorized officer of the Purchaser dated as of the date of the Required Initial Filing:

                           (i) stating that the conditions set forth in Sections
7.3(a), (b) and (c) have been satisfied as of the date of the Required Initial Filing; and

                           (ii) setting forth the resolutions of the Purchaser
authorizing the execution and delivery of this Agreement and the Related Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended.

                   7.3 CONDITIONS PRECEDENT FOR THE COMPANY. The Company's obligation to issue and sell the Preferred Shares on the Closing Date to the Purchaser is subject to the satisfaction, on or prior to the date of the Required Initial Filing, of the following conditions:

                       (a) Representations and Warranties. The representations and warranties of the Purchaser contained herein and in any writing delivered pursuant hereto shall be true and correct when made and as of the date of the Required Initial Filing. All acts and covenants required hereunder to be performed or complied with by the Purchaser prior to the Required Initial Filing shall have been performed by it.

                       (b) Litigation. No action, suit, investigation or proceeding shall be pending or threatened as of the date of the Required Initial Filing before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby.

                       (c) No Termination of Merger Agreement. The Merger Agreement shall not have been terminated and shall not be terminable as of the Closing Date by any party thereto.

                                  ARTICLE VIII
                       COVENANTS OF THE COMPANY AND ENRON

                   8.1 AFFIRMATIVE COVENANTS. For the period between the execution of this Agreement and the Closing Date, the Company shall, and shall cause each Subsidiary to:

                       (a) cause all properties owned by the Company or used or held for use in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that the foregoing shall not prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the management of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the holders of Preferred Shares;

                       (b) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company; provided, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Preferred Shares;

                       (c) maintain the books, accounts and records of the Company in accordance with GAAP;

                       (d) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable taxes as they become due and payable; and

                       (e) permit representatives of the Purchaser and its agents (including their counsel, accountants and consultants) to have reasonable access during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel to the extent that such access is not prohibited by FERC marketing affiliate rules.

                   8.2 NEGATIVE COVENANTS. For the period between the execution of this Agreement and the Closing Date, without the approval of the Purchaser, the Company will not:

                       (a) Dividends. Directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends, or make or permit any Subsidiary to make, any distributions upon any of its equity securities, other than (i) any dividend or other distribution resulting from the cancellation by the Company of Debt owed by Enron and its Affiliates to the Company (the "Intercompany Note Receivable") under the Cash Management Program; provided that such cancellation of Debt does not reduce the net amount of the Intercompany Note Receivable to an amount less than $240 million plus accrued and unpaid dividends on the Preferred Stock and (ii) dividends on the Preferred Stock.

                       (b) Redemptions. Except as provided pursuant to the terms of the Preferred Stock, directly or indirectly redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's equity securities;

                       (c) Issuances. Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of (x) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities issued in connection with the issuance of equity securities or containing profit participation features) or (y) any equity securities (or any securities convertible into or exchangeable for any equity securities, including any warrants or stock options);

                       (d) Mergers. Merge or consolidate, or enter into an agreement providing for any merger or consolidation, with any Person if the holders of the Company's capital stock prior to the transaction will own less than 100% of the voting power of the Company's capital stock after the transaction;

                       (e) Sale of Assets. Except as provided in Schedule 8.2, sell, lease or otherwise dispose of any assets of the Company, other than obsolete equipment or inventory and asset sales in the Ordinary Course of Business consistent with past practice not to exceed an aggregate of $20 million within any 12-month period;

                       (f) Bankruptcy. Pursuant to or within the meaning of Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors, commence a voluntary case, consent to the entry of an order for relief against it in an involuntary case, consent to the appointment of a receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, or make a general assignment for the benefit of its creditors;

                       (g) Charter Amendments. Make any amendment to or waive any provision of the Company's certificate of incorporation or bylaws, or file any resolution of the Board of Directors with the Secretary of State of Delaware, in either case which materially and adversely affects the holders of the Preferred Shares;

                       (h) Investments and Loans. Make, or permit any Subsidiary to make, any Investment in any Person or any loans or advances to, or guarantees for the benefit of, any Person, other than (i) loans to any wholly owned Subsidiary, (ii) loans pursuant to the Cash

Management Program and (iii) Investments, loans, advances and guarantees made in the Ordinary Course of Business;

                       (i) Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, Debt, other than (i) the Debt outstanding as of the date hereof, (ii) bank Debt incurred after the date hereof not exceeding $450 million in the aggregate on the terms contained in, or with an interest rate and prepayment provisions not substantially different from, the terms contained in, that Commitment Letter dated October 31, 2001, between the Company and certain banks and (iii) Permitted Refinancing Debt;

                       (j) Capital Expenditures. Make, or permit the Company and its Subsidiaries, taken as a whole, to make Capital Expenditures (including, without limitation, payments with respect to capitalized leases), (i) during the period from the date hereof through December 31, 2001, totaling in excess of $40 million, (ii) during the year ending December 31, 2002, totaling in excess of $115 million and (iii) thereafter, in excess of annual budgeted amounts, except in each case for additional expenditures not ordinarily classified as Capital Expenditures that are required to be classified as Capital Expenditures by applicable regulatory requirements; and

                       (k) Note Receivable. Allow the Intercompany Note Receivable to be less than $240 million plus accrued and unpaid dividends on the Preferred Stock.

                   8.3 INFORMATION RIGHTS. For so long as the Purchaser continues to hold at least one Preferred Share, the Company shall deliver to the
Purchaser:

                       (a) as soon as available but in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, (i) unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and (ii) unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP (except as to the absence of notes and comparative balances with respect to unaudited financial statements);

                       (b) within one hundred twenty (120) days after the end of each fiscal year, consolidated statements of income and cash flows of the Company for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP certified by one of the "Big Five" independent certified public accountant firms and accompanied by a copy of such firm's annual management letter to the Board of Directors;

                       (c) promptly upon receipt thereof, any additional reports, management letters or other written information concerning significant aspects of the operations or financial affairs of the Company and its Subsidiaries prepared for senior management or the Board of Directors (and not otherwise contained in other materials provided hereunder);

                       (d) prior to the beginning of each fiscal year but in any event no later than forty-five (45) days prior thereto, an annual budget prepared on a quarterly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

                       (e) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders or holders of its indebtedness and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

                       (f) with reasonable promptness, such other material information and financial data concerning the Company as any Person entitled to receive information under this Section 7.3 may reasonably request; provided, however, that the disclosure of such information or financial data does not violate applicable regulatory restrictions or unreasonably interfere with the operations of the Company.

                  Each of the financial statements referred to in paragraphs (a) and (b) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals.

                   8.4 SALE OF PREFERRED SHARES OF THE COMPANY. Each of the Company and Enron agree that if the option granted pursuant to the Option Agreement has become exercisable in accordance with the terms of the Option Agreement prior to the receipt of clearance on the Hart-Scott-Rodino Act filing made pursuant to Section 7.1(d), the Purchaser will have the option to (i) sell the Preferred Shares to any other Person in a transaction which complies with the Securities Act or (ii) notify the Company and Enron that the Purchaser desires to have the Company sold. Upon such notification, the Company and Enron agree to use their best efforts to effect, as soon as reasonably practicable, the sale of the Company in which all of the outstanding Preferred Stock is sold to a third party, redeemed or repurchased; provided, however, that the Purchaser will determine in its sole discretion the acceptable consideration for such sale.

                   8.5 USE OF PROCEEDS. The Company agrees that the Purchase Price and the proceeds from any Debt incurred by the Company in compliance with
Section 8.2(i)(ii) hereof will be loaned to the indirect holder of all the capital stock of the Company, MCTJ Holding Co. LLC, which loans will be evidenced by promissory notes in the forms attached hereto as Exhibit D.

                                   ARTICLE IX
                                    SURVIVAL

                   9.1 SURVIVAL. The representations and warranties of the parties hereto contained herein, or in any writing delivered pursuant hereto, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf, and shall continue until the first anniversary of the Closing Date, except for the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 hereof which shall survive indefinitely, and except for the representations and warranties set forth in Section 4.12 hereof which shall survive until the date that is ninety (90) days following the expiration of the applicable statute of limitations.

                                   ARTICLE X
                                 INDEMNIFICATION

                   10.1 INDEMNIFICATION BY THE COMPANY. In consideration of the Purchaser's execution and delivery of this Agreement and the acquisition of the Preferred Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its Affiliates, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Purchaser Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, expenses (including, without limitation, costs of suit and attorneys' fees and expenses) in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought (the "Indemnified Liabilities"), incurred by the Purchaser Indemnitees or any of them as a result of, or arising out of, relating to any breach of any representation, warranty, covenant or agreement made by the Company herein or in any Related Document; provided, that with respect to any such claim based upon a breach of a representation or warranty, a bona fide claim relating thereto has been made within the applicable survival period specified in Section 9.1. The Company shall reimburse the Purchaser Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                   10.2 INDEMNIFICATION BY THE PURCHASER. In consideration of the Company's execution and delivery of this Agreement and issuance of the Preferred Shares hereunder and in addition to all of the Purchaser's other obligations under this Agreement, the Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its Affiliates, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to any breach of any representation, warranty, covenant or agreement made by the Purchaser herein or in any Related Document; provided, that with respect to any such claim based upon a breach of a representation or warranty, a bona fide claim relating thereto has been made within the applicable survival period specified in Section 9.1. The Purchaser shall reimburse the Company Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                   10.3 INDEMNIFICATION PROCEDURE.

                        (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), (i) notice setting forth with reasonable specificity the facts and circumstances of which such Person has received notice shall be given by the Indemnified Party (such notice, an "Indemnification Claim Notice") to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (ii) the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that (x) such failure results in a lack of actual notice to the Indemnifying Party and (y) such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that (x) provides for injunctive or other nonmonetary relief affecting the Indemnified Party or
(y) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                        (b) In the event that the Indemnifying Party does not assume and conduct the defense of any claim subject to indemnification hereunder in accordance with the provisions of Section 10.3(a) above, the Indemnified Party may take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, that if the Indemnified Party does so take over and assume control, (x) the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld, (y) the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable attorneys' fees and other expenses of defending such claim upon the presentation of itemized bills for such expenses to the Indemnifying Party, and (z) the Indemnifying Party will remain responsible for any Indemnified Liabilities that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided in this Article IX.

                                   ARTICLE XI
                               GENERAL PROVISIONS

                   11.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Preferred Shares. Except as otherwise specifically provided herein or in the Related Documents, neither this Agreement nor the Preferred Shares shall be assignable by any party (whether by operation of law or otherwise) unless the following conditions are satisfied:
(a) except for an assignment to an Affiliate, the other parties hereto consent in writing to the assignment, and (b) in the case of an assignment by Purchaser, Purchaser has concurrently assigned its rights under the Exchange Agreement and the Registration Rights Agreement to the assignee and the assignee shall have agreed, in a written instrument in form and substance satisfactory to Enron, to become bound to each such agreement as the successor party of Purchaser under such agreements.

                   11.2 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings.

                   11.3 NOTICES. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

                     If to the Company:

                               Northern Natural Gas Company
                               1400 Smith Street
                               Houston, Texas 77002
                               Telecopy: (713) 646-2738
                               Attention: General Counsel

                               with a copy to (which shall not constitute notice to the Company):

                               Vinson & Elkins L.L.P.
                               1001 Fannin, Suite 2300
                               Houston, Texas 77002
                               Telecopy: (512) 236-3205
                               Attention: Thomas P. Mason

                      If to the Purchaser:

                               Dynegy Inc.
                               1000 Louisiana, Suite 5800
                               Houston, Texas  77002
                               Telecopy: 713-507-6808
                               Attention: General Counsel

                               with a copy to (which shall not constitute notice to the Purchaser):

                               Baker Botts L.L.P.
                               One Shell Plaza
                               910 Louisiana
                               Houston, TX 77002-4995
                               Telecopy: (713) 229-1234
                               Attention: R. Joel Swanson

                   11.4 TERMINATION. This Agreement may be terminated at any time prior to the Required Initial Filing: (a) by the mutual written consent of the Company and the Purchaser; or (b) by either the Company or the Purchaser, if the Required Initial Filing shall not have occurred on or before November 10, 2002, unless extended by the mutual written agreement of the Company and the Purchaser; provided, however, that (x) the party seeking to terminate this Agreement under this clause (b) is not then in material breach of this Agreement and (y) the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Required Initial Filing to occur on or before such date.

                   11.5 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.4, written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and have no effect, no party shall have liability to any other party in respect of this Agreement, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 11.5, 11.6, 11.7, 11.11, 11.12, and 11.14 shall survive the termination of this Agreement; provided, that such termination shall not relieve any party of any liability for any willful breach of any covenant or agreement contained in this Agreement.

                   11.6 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                   11.7 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS. Unless required by law or otherwise contemplated by this Agreement, the Company and the Purchaser shall (i) keep confidential and (ii) shall not communicate to other Persons (other than their respective employees, agents and advisors and other than lenders or prospective lenders of the Company) or make any public announcements in respect of this Agreement and matters discussed or disclosed in connection herewith or therewith, without prior consent by the other party; in the event such consent is given, the parties shall cooperate as to the timing and contents of any such public announcement.

                   11.8 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the holders of at least a majority of the Preferred Shares issued to the Purchaser on the Closing Date. Except as otherwise expressly set forth herein, any failure of the Company to comply with any provision hereof may only be waived in writing by the holders of at least a majority of the Preferred Shares, and any failure of any holder of Preferred Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

                   11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

                   11.10 HEADINGS. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

                   11.11 SPECIFIC PERFORMANCE. The Company, on the one hand, and the Purchaser, on the other hand, acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any of the remedies to which they may be entitled at law or equity.

                   11.12 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

                   11.13 GOVERNING LAW. THE CORPORATE LAW OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

                   11.14 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

11.15 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                     * * * *

               IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.

                                           ENRON CORP.

                                           By:    /s/ RAYMOND M. BOWEN, JR.
                                                  ------------------------------
                                           Name:  Raymond M. Bowen, Jr.
                                           Title: Executive Vice President -
                                                  Finance and Treasurer



                                           NORTHERN NATURAL GAS COMPANY

                                           By:    /s/ DREW J. FOSSUM
                                                  ------------------------------
                                           Name:  Drew J. Fossum
                                           Title: Vice President and
                                                  General Counsel



                                           DYNEGY INC.

                                           By:    /s/ HUGH A. TARPLEY
                                                  ------------------------------
                                           Name:  Hugh A. Tarpley
                                           Title: Executive Vice President